UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 27, 2009

NEOSTEM, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-10909	22-2343568
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 450, New York, New York  10170
(Address of Principal Executive Offices)(Zip Code)

(212) 584-4180
Registrant's Telephone Number

Check the  appropriate  box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written  communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As of August 27, 2009, NeoStem, Inc. (the “Company”), China Biopharmaceuticals Holdings, Inc. (“CBH”), China Biopharmaceuticals Corp., CBH’s wholly-owned subsidiary (“CBC”), and CBH Acquisition LLC, a wholly-owned subsidiary of the Company (“Subco”), entered into Amendment No. 2 to that certain Agreement and Plan of Merger, dated November 2, 2008, as amended by Amendment No. 1, dated as of July 1, 2009 (as amended, the “Agreement and Plan of Merger”).  Capitalized terms used herein and not defined shall have the meanings given those terms in the Agreement and Plan of Merger.  Pursuant to the terms of Amendment No. 2 to the Agreement and Plan of Merger:

•           The Exchange Ratio was amended to equal the quotient of 7,150,000 shares divided by the sum of (x) the number of shares of CBH stock outstanding as of the Effective Time and (y) the number of shares of CBH common stock issuable upon exercise of in-the-money warrants of CBH immediately prior to the Effective Time, subject to adjustment as set forth in the Agreement and Plan of Merger.  As of the date of Amendment No. 2, the Exchange Ratio was 0.1921665.

•           The exchange offer with respect to the outstanding CBH Common Stock Purchase Warrants was eliminated.  Accordingly, Preliminary Statement E(3) and Exhibit B, the closing condition set forth in Section 6.2.20 of the Agreement and Plan of Merger, and all references to the Series C Warrants therein, were deleted.  Section 2.4 of the Agreement and Plan of Merger was amended to provide that at the Effective Time, each holder of a CBH Common Stock Purchase Warrant (other than RimAsia) would receive, in aggregate, in exchange for his or her CBH Common Stock Purchase Warrants the rights under those CBH Common Stock Purchase Warrants.

•           The Agreement and Plan of Merger contemplates that as a condition of Closing, certain approvals from PRC regulatory authorities shall have been obtained prior to Closing, including approvals with respect to the Merger, and the terms of the Amended and Restated Erye Joint Venture Agreement, the Erye Articles of Incorporation and related organizational documents.  It also contemplates certain assurances from PRC Governmental Authorities. In Amendment No. 2, CBH agreed to cause Erye to use reasonable commercial efforts to obtain such approvals prior to the Closing. Contrary to Amendment No. 1, however, the parties will not enter into an escrow agreement, and there will be no provision such that the consideration to be paid or issued by NeoStem in connection with the Merger is held in escrow, subject to a right of NeoStem to receive back all such consideration and rescind the Merger if any such PRC regulatory approvals are not obtained. Any references to a possible escrow arrangement were deleted. Mr. Shi and Madame Jian shall use reasonable efforts to expedite the receipt of all PRC approvals and shall be paid an aggregate of 203,338 shares of NeoStem Common Stock when all PRC approvals are received (for clarification this replaced the provision previously included in Amendment No. 1).

The full text of Amendment No. 2 to the Agreement and Plan of Merger is incorporated herein as Exhibit 10.1 and the above description is qualified in its entirety by reference to such Amendment No. 2.

Additional Information about the Merger and Where to Find It

NeoStem recently filed a Proxy Statement/Registration Statement with the SEC with respect to the shares of NeoStem Common Stock to be issued in connection with the Merger.  Investors and security holders are advised to read the Proxy Statement/Registration Statement because it contains important information about NeoStem, CBH, the proposed Merger and other related matters.  The final Proxy Statement/Registration Statement will be sent to stockholders of NeoStem seeking their approval of the proposed transaction.  Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov.  Since such final documents are not currently available, NeoStem’s stockholders will receive information at an appropriate time as to how to obtain transaction-related documents free of charge from NeoStem.

This Current Report on Form 8-K may be deemed to be solicitation material in respect of the proposed Merger.  The directors and executive officers of each of NeoStem and CBH may be deemed to be participants in the solicitation of proxies from the holders of NeoStem Common Stock in respect of the proposed transaction.  Information about the directors and executive officers of NeoStem is set forth in NeoStem’s Proxy Statement for its 2009 Annual Meeting of Stockholders filed with the SEC on April 14, 2009 and in subsequent Forms 8-K.  Investors may obtain additional information regarding the interest of NeoStem and its directors and executive officers, and CBH and its directors and executive officers in connection with the proposed Merger, by reading the Proxy Statement/Registration Statement as filed with the SEC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
Exhibit	Description	Reference

10.1
Amendment No. 2 to Agreement and Plan of Merger, made and entered into as of the 27th day of August, 2009, by and among NeoStem, Inc., CBH Acquisition LLC, China Biopharmaceuticals Holdings, Inc., and China Biopharmaceuticals Corp.(*)
Annex A

(*)  Filed with the Securities and Exchange Commission as an exhibit, numbered as indicated above, to the Company’s Pre-Effective Amendment No. 2 to Registration Statement on Form S-4/A, File No. 333-160578, which exhibit is incorporated here by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, NeoStem has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOSTEM, INC.

By:	/s/ Catherine M. Vaczy
Name: Catherine M. Vaczy
Title: Vice President and General Counsel

Date:   September 2, 2009